Press Release
Exhibit 99.1
Cusip# 138748 10 8
Trading Symbol: OTC BB CWPC

DIRECTOR APPOINTMENT

Vancouver BC February 09, 2006:  Thornton Donaldson, Chairman and Chief Executive Officer, is pleased to report the Board of Directors have appointed Ronald Phillips a Director of the Company as of February 08. Donaldson notes “While Ron brings considerable experience to the Board, it also assists the Company in complying with the Sarbanes Oxley requirement for independent directors before making application to a senior exchange.”

Ron Phillips is a member of the New York, Virginia, and Washington, D.C. bars and resides in Weston, Connecticut.  Ron brings to the CanWest Board experience in corporate governance, mergers and acquisitions, and equity and debt market financings.  Since 2002, Ron has worked at DKR Capital in Stamford, Connecticut, where he manages the DKR Saturn Event Driven Fund.  Prior to working with DKR, Ron co-managed the Weiss, Peck & Greer Merger Arbitrage Fund.

For more information or to request company updates please visit www.canwestpetroleum.com .

Contacts:      Jonathan Buick 1-877 -748 -0914 or 416 -915- 0915
Company Contacts Toll Free: 1-800-877-1626 or (888) 858-7759
Email to: investor@canwestpetroleum.com

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors effecting the Company's operations, markets, products and prices and other factors discussed in the Company's various filings with the Securities and Exchange Commission.